Exhibit 5.17

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special Kentucky counsel to the entities listed on Exhibit A hereto (each individually a “Local Entity” and, collectively, the “Local Entities”), each a wholly-owned subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of May 28, 2013 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Indenture,

(b) a copy of the Articles of Organization of each Local Entity, as amended through the date hereof and certified by the secretary or another officer of such Local Entity;

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(c) a copy of the Operating Agreement of each Local Entity, as amended through the date hereof and certified by the secretary or another officer of such Local Entity;

(d) a copy of: (i) the Resolutions Adopted by Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of StoneMor Partners L.P. (other than StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.), dated as of May 13, 2013, and (ii) the Resolutions Adopted by Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of StoneMor Partners L.P. (other than StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.), dated as of March 16, 2016, each relating to the Indenture (collectively, the “Resolutions”);

(e) a Certificate of Existence issued by the Secretary of State of the Commonwealth of Kentucky for each Local Entity and each dated as of March 11, 2016 (collectively, the “Entity Certificates”); and

(f) the Master Officer’s Certificate of the Issuers and certain Subsidiaries of the Partnership, dated as of March 17, 2016, relating to certain of the factual assumptions made in this opinion letter (collectively, the “Officer’s Certificate”); and

In addition to the foregoing documents, we have also examined such other documents as we considered appropriate as a basis for the opinions set forth below and we reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of the Local Entities and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as to the due formation and valid existence of the Local Entities, we have relied exclusively on the Entity Certificates.

Based on the foregoing, we are of the opinion that:

1.	Each Local Entity is duly organized and existing as a limited liability company under the laws of the Commonwealth of Kentucky.

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2.	As of the date of the Indenture, each Local Entity had all requisite limited liability company power and authority to execute and deliver the Indenture, and as of the date hereof each Local Entity has all requisite limited liability company power and authority to perform its obligations thereunder.

3.	The execution and delivery of the Indenture by each Local Entity and the consummation of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action, as applicable, on the part of such Local Entity.

4.	The Indenture has been duly executed and delivered by each Local Entity to the extent that execution and delivery are governed by the laws of the Commonwealth of Kentucky.

The opinions expressed herein are limited in all respects to the laws of the Commonwealth of Kentucky, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign. We have assumed, for purposes of the opinions expressed herein, that the individuals signing each Loan Document on behalf of the Local Entities have been duly appointed or elected to and hold, as of the date hereof, the offices attributed to each signatory on the Loan Documents, and that each of the signatories to the Resolutions has been duly appointed as a Director, Trustee, Manager or Governor (each as referred to therein), as applicable. We have assumed that (i) the signature of the applicable officer of the applicable Local Entity on the Indenture is the genuine signature of such officer and (ii) the requirements for execution and acknowledgment of the Indenture under the laws of all jurisdictions other than Kentucky, including the laws of the State of New York, have been satisfied.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such.

You may rely on this opinion solely in connection with your opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

EXHIBIT A

(the “Local Entities” and each a “Local Entity”)

1.	StoneMor Kentucky LLC

2.	StoneMor Kentucky Subsidiary LLC